Exhibit 12.1

CERTIFICATION

I, James E. Sinclair, certify that:

1.	I have reviewed this Amendment No.3 to the annual report on Form 20-F of Tanzanian Royalty Exploration Corporation (the “Company”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 17, 2018

/s/ James Sinclair

James Sinclair,

President and Chief Executive Officer

(Principal Executive Officer)